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                                                                Exhibit 10.23

                                  FURNITURE.COM

                               SEVERANCE AGREEMENT
                               --------------------

         THIS SEVERANCE AGREEMENT by and between Furniture.com, Inc., a Delaware corporation (the "Company"), and Peter Halunen (the "Employee") is made as of December 6, 1999 (the "Effective Date").

         NOW, THEREFORE, as an inducement for and in consideration of Employee's continued employment with the Company and in further consideration of the Employee's obligations under that certain Non-Competition and Non-Solicitation and Invention and Non-Disclosure Agreement between the Company and the Employee, the Company agrees that the Employee shall receive the severance benefit set forth in this Agreement in the event the Employee's employment with the Company is terminated under the circumstances described below.


         1. SEVERANCE BENEFIT. If the Company terminates the Employee's employment with the Company without Cause during the Term of this Agreement the Employee shall be entitled to, and the Company shall pay to the Employee, an aggregate amount equal to six (6) months' salary at the Employee's base salary rate (excluding any bonuses and other forms of compensation) in effect at the time of termination. Such aggregate amount shall be paid in twelve equal bi-weekly installments commencing two weeks after the date of the Employee's termination of Employment.

         For the purposes of this Agreement, "Cause" for termination shall be deemed to exist upon (A) a good faith finding by the Company's President/CEO or Board of Directors of (i) the failure of the Employee, or the refusal or inability of the Employee, to perform diligently and competently the duties assigned to the Employee after written notice to the Employee of such failure and a reasonable opportunity (not to exceed 30 days) to cure the failure (unless such failure is not susceptible to cure, in which case termination shall be deemed to be immediate) or (ii) fraud, dishonesty or theft by the Employee in connection with the performance by him of his duties for the Company; (B) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony or any crime which adversely affects the Company or its reputation; or (C) the breach or default by the Employee of any material terms of any employment or confidentiality agreement between the Employee and the Company (including without limitation the Non-Competition and Non-Solicitation and Invention and Non-Disclosure Agreement). The Employee shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Employee's resignation, that discharge for cause was warranted.


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         2. TERM OF AGREEMENT. This Agreement, and all rights and obligations of the parties hereunder, shall take effect upon the Effective Date and shall expire on December 31, 2000. Such period being referred to herein as the "Term."

         3. NOT AN EMPLOYMENT CONTRACT. The Employee acknowledges that this Agreement does not constitute a contract of employment, does not imply that the Company will continue his employment for any period of time and does not change the at-will nature of his employment. If the Employee's employment with the Company terminates at any time for any reason (including without limitation by death, retirement or disability) other than a termination without Cause by the Company during the Term, the Employee shall not be entitled to any benefits hereunder.

         4.       MISCELLANEOUS.

                  4.1 EMPLOYMENT BY SUBSIDIARY. For purposes of this Agreement, the Employee's employment with the Company shall not be deemed to have terminated solely as a result of the Employee continuing to be employed by the parent or a subsidiary of the Company.

                  4.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to conflicts of law principles. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Employee each consents to the jurisdiction of such a court.

                  4.3 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

                  4.4 TAX WITHHOLDING. Any payments provided for hereunder shall be paid net of any applicable tax withholding required under federal, state or local law.

                  4.5 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto with respect to the subject matter hereof.

                  4.6 AMENDMENTS. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first set forth above.

                             FURNITURE.COM

                             By: /s/ Andrew Brooks
                                 -------------------------------

                             Title: CEO
                                    ----------------------------
                             /s/ Peter Halunen
                             -----------------------------------
                             Peter Halunen


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